Attachment to
                                                 Letter Agreement


                  SECURED DEMAND PROMISSORY NOTE


$50,000                                      Whitestone, New York
                                                 October __, 1998


     FOR VALUE RECEIVED, CONTINENTAL INVESTMENT CORPORATION, a Georgia corporation, CONTINENTAL TECHNOLOGIES, INC., a Delaware corporation, CONTINENTAL TECHNOLOGIES CORPORATION OF GEORGIA, a Georgia corporation, FIBER-SEAL FRANCHISE CORPORATION, a Delaware corporation, and FIBER-SEAL HOLDINGS, INC., a Texas corporation, (each, a Debtor and collectively, the "Debtors"), hereby jointly and severally unconditionally promise to pay to the order of STEWART RAHR, (the "Payee"), at 152-35 Tenth Avenue, Whitestone, New York 11357, or at such other place as the Payee or any holder hereof may from time to time designate, upon demand by Payee or any such holder, the principal sum of FIFTY THOUSAND and 00/100 ($50,000.00) DOLLARS in lawful money of the United States of America and in immediately available funds.

     Debtors hereby further promise, jointly and severally, to pay interest to the order of Payee in like money at said address or place from the date hereof, on the unpaid principal balance hereof at a rate prior to an Event of Default (as hereinafter defined) of ten (10%) percent per annum, and at a rate, upon and after an Event of Default, of fifteen (15%) percent per annum. Such interest shall be due and payable in arrears on the first day of each month until the principal balance hereof shall have been paid in full.

     The indebtedness evidenced by this Note may be prepaid at any time in whole or in part without premium or penalty.

     The obligations of each Debtor under this Note are secured by the accounts receivable of such Debtor (the collective accounts receivable of Debtors being hereinafter referred to as the "Collateral") pursuant and subject to the terms and conditions of this Note and any agreement, document or instrument now or at any time hereafter executed and/or delivered in connection herewith or related hereto.

     For purposes hereof, "Event of Default" shall mean (i) the non-payment of any principal or interest amount when due hereunder, which shall continue for three (3) business days; (ii) the appointment of any trustee, receiver, custodian or liquidator of any part of the assets or properties of, assignment for the benefit of creditors by, or the commencement of any proceedings under the United States Bankruptcy Code or any insolvency law by or against any of the Debtors; (iii) the rendering of a judgment against any of the Debtors in an amount in excess of $50,000 in any one case or in excess of $100,000 in the aggregate and the same shall remain undischarged for a period in excess of thirty
(30) days or execution shall at any time not be effectively stayed; or (iv) the occurrence of an event of default with respect to any indebtedness of any of the Debtors for borrowed money in excess of $50,000.

     If any Event of Default shall occur for any reason, then and in any such event, in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alterna-

tively, successively and concurrently, Payee may, at its option, declare, without notice or demand, any or all of Debtors' amounts, obligations, liabilities and indebtedness owing to Payee under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become immediately due and payable, together with interest accruing thereafter at the then applicable rate stated above until the indebtedness evidenced by this Note is paid in full. The costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees and expenses, shall be payable by Debtors to Payee in the event Payee so declares any or all of Debtors' amounts, obligations, liabilities and indebtedness hereunder to be due and payable pursuant to the preceding sentence.

     Each Debtor hereby (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of pay-

ment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent.
The pleading of any statute of limitations as a defense to any demand against any Debtor is expressly hereby waived.

     Payee shall not be required to resort to any Collateral for payment, but may proceed against any Debtor in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

     Debtors hereby waive the right to a trial by jury and all rights of setoff and rights to interpose counterclaims and cross-claims (other than compulsory counterclaims), in any litigation or proceeding arising in connection with this Note or the Collateral. Debtors hereby irrevocably consent to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York for all purposes in connection with any action or proceeding arising out of or relating to this Note or the Collateral and further consents that any process or notice of motion or other application to said Courts or judge thereof, or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by registered or certified mail, return receipt requested, and service or notice so served shall be deemed complete five (5) business days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said courts.

     This Note and the Collateral shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of each Debtor and inure to the benefit of Payee and his successors, endorsees, assigns, legal representatives and heirs. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by Debtors and the Payee or the holder hereof.

     Whenever used herein, the term "Debtor" shall be deemed to include such Debtor's successors and assigns and the term "Payee" shall be deemed to include Payee's successors, endorsees, assigns, legal representatives and heirs and any holder hereof.


                       SECURITY PROVISIONS


     1.   Definitions.   As used herein, the following terms
shall have the respective meanings given to them below:

     1.1 Uniform Commercial Code. All terms used herein which are defined in Article 1 or Article 9 of the New York Uniform Commercial Code (the "Uniform Commercial Code") shall have the meanings set forth therein unless otherwise defined in this Note and all references to the plural herein shall also mean the singular and all references to the singular shall also mean the plural.

     1.2 Governmental Agency. "Government Agency" shall mean any nation or government, any province, state, municipality, or other political subdivision thereof, and any agency or instrumentality thereof and any corporation or other entity owned or controlled (through shares or capital ownership or otherwise) by any of the foregoing.

     1.3 Obligations. "Obligations" shall mean all now existing and hereafter arising obligations, liabilities and indebtedness of Debtors to Payee of every kind and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, whether arising before, during or after the commencement of any case with respect to any Debtor under the United States Bankruptcy Code or any similar statute, whether arising under this Note, or by operation of law and whether incurred by any Debtor as principal, surety, endorser, guarantor or otherwise.

     1.4 Person. "Person" or "persons" shall mean an individual, a partnership, a limited liability company, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency, instrumentality or political subdivision thereof.

     2. Grant of Security Interest. As collateral security for the prompt and unconditional payment and performance when due of each and every one of the Obligations, Debtors hereby assign, pledge, hypothecate, transfer and set over to Payee and grant to Payee a security interest in and lien upon all of the Collateral.

     3. Representations, Warranties, Covenants and Waivers. Debtors jointly and severally covenant, represent and warrant with and to Payee (all of such covenants, representations and warranties being continuing in nature so long as any of the Obligations are outstanding and being applicable with respect to any hereafter arising or acquired Collateral) as follows:

     3.1 Title to Collateral. The Collateral is directly, legally and beneficially owned by one or more Debtors free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description except in favor of Payee hereunder.

     3.2 No Restrictions. The Collateral is not subject to any restrictions relative to the transfer thereof and each Debtor has the right to transfer and hypothecate the Collateral owned by it free and clear of any claims, liens, pledges and encumbrances of any kind, nature or description, except as otherwise provided herein.

     3.3 Authorization and Consents. The borrowing represented by this Note, the grant of the security interest provided for herein, the execution and delivery of this Note and the performance of Debtors' obligations pursuant hereto have been duly authorized by the Board of Directors of each Debtor; no other corporate action on the part of Debtors is required to be taken in connection therewith. The borrowing represented by this Note, the grant of the security interest provided for herein, the execution and delivery of this Note and the performance of Debtors' obligations pursuant hereto do not, and will not (with the passage of time or the giving of notice) conflict with, constitute a default under, or constitute a breach of (i) the certificate of incorporation or bylaws of any Debtor, (ii) any agreement, note, indenture, or other commitment of any Debtor, or
(iii) any statue, regulation, rule, permit, license or judgment, order or decree of any court. The borrowing represented by this Note, the grant of the security interest provided for herein, the execution and delivery of this Note and the performance of Debtors' obligations pursuant hereto requires no consent or approval of any Governmental Agency, nor any consent or approval of any other third party.

     3.4 Charges and Assessments. Debtors, jointly and severally, shall pay all charges and assessments of any nature against the Collateral or with respect thereto prior to said charges and/or assessments being delinquent.

     3.5 Reimbursement of Payee. Debtors, jointly and severally, shall promptly reimburse Payee on demand, together with interest at the rate provided in the Note, for any charges, assessments or expenses paid or incurred by Payee in its discretion for the protection and preservation and maintenance of the Collateral and the enforcement of Payee's rights hereunder, including, without limitation, reasonable attorneys' fees and legal expenses incurred by Payee in seeking to protect, collect or enforce its rights in the Collateral or otherwise hereunder.

     3.6 Debtor's Receipt of Proceeds. If, after the occurrence of an Event of Default, during the continuance of such Event of Default, any Debtor shall receive any proceeds of the Collateral, such Debtor agrees to accept same as Payee's agent, to hold same in trust for Payee.

     3.7 Restriction on Sale of Collateral. Debtors shall not directly or indirectly sell, assign, transfer, or otherwise dispose of the Collateral, nor shall Debtors create, incur or permit any further claim, lien, pledge or encumbrance of any kind, nature or description with respect to the Collateral.

     3.8 Exercise of Rights. So long as no Event or Default has occurred, Debtors shall have the right to exercise all rights with respect to the Collateral, except as expressly prohibited herein.

     3.9 Certain Waivers. Debtors agree that the Collateral, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of any Debtor, the security interests granted hereunder or this Note, and each Debtor waives, to the extent permissible, its rights under Section 9-112 and 9-207 of the Uniform Commercial Code. Payee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the Uniform Commercial Code.

     4. Events of Default. Any or all Obligations shall become immediately due and payable, without notice or demand, at the option of Payee, upon the occurrence of any one or more of Events of Default.

     5. Remedies After Default. Upon or subsequent to the occurrence of an Event of Default:

     5.1 Rights of Ownership. During the continuance of such Event of Default, and without further notice, Payee, in its discretion, shall have the exclusive right to exercise all rights with respect to the Collateral as if Payee were the absolute owner thereof. However, Payee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Payee) and shall not be responsible for any failure to do so or delay in doing so.

     5.2 Disposition of Collateral. In addition to all the rights and remedies of a secured party under the Uniform Commercial Code, Payee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind to or upon Debtors or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, redeem, receive, appropriate, sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more lots at public or private sale or sales at any exchange, brokers board or elsewhere at such prices and on such terms as Payee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk by Payee, with Payee having the right to purchase all or any part of said Collateral so sold at any such sale or sales, public or (if permitted under the Uniform Commercial Code) private, free of any right or equity of redemption in Debtors, which right or equity is hereby expressly waived or released by Debtors. In connection with any sale or other disposition of the Collateral, Payee is hereby authorized by Debtors to complete the appropriate instrument(s) of transfer executed and delivered by Debtors with respect to the Collateral in such manner as Payee shall deem appropriate to effectuate such sale or other disposition. All of Payee's rights and remedies, including, but not limited to, the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently, as Payee may deem expedient. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all reasonable costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Collateral or in any way relating to the rights of Payee hereunder (including, without limitation, appraisal, accountants' and attorneys' fees and legal expenses) shall be applied first to the satisfaction of the Obligations (in such order as Payee may elect) and then to the payment of any other amounts required by applicable law, including Section 9-504(1)(c) of the Uniform Commercial Code, Debtors to be and remain jointly and severally liable to Payee for any deficiency. To the extent notice is required to be given by law, Debtors agree that five (5) business days prior notice by Payee of the date after which a private sale may take place or a public auction may be held, is reasonable notification or such matters.

     6. Further Assurances. Each Debtor shall, at any time and from time to time upon the written request of Payee, execute and deliver such further documents, including but not limited to Form UCC-1 Financing Statements, or other appropriate instrument of transfer, in form satisfactory to counsel for Payee, and will take or cause to be taken such further acts as Payee may request in order to effect the grant of the security interest in the Collateral and perfect or continue the perfection of the security interest in the Collateral, all in conformity with the applicable law of every jurisdiction which may affect the creation, preservation, validity or perfection of such security interest.

     7.   Miscellaneous.

     7.1 Duty of Payee. Payee or Payee's agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it to Debtors or foreclosure with respect thereto.







































          IN WITNESS WHEREOF, the undersigned has caused this Secured Promissory Note to be duly executed and delivered on the day and year first above written.


                    CONTINENTAL INVESTMENT CORPORATION



                    By:_________________________________
                         Authorized Signatory



                    CONTINENTAL TECHNOLOGIES, INC.



                    By:________________________________
                         Authorized Signatory



                    CONTINENTAL TECHNOLOGIES CORPORATION
                    OF GEORGIA


                    By:________________________________
                         Authorized Signatory



                    FIBER-SEAL FRANCHISE CORPORATION



                    By:________________________________
                         Authorized Signatory



                    FIBER-SEAL HOLDINGS, INC.



                    By:________________________________
                         Authorized Signatory